UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): June 2, 2011

Travelzoo Inc.

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(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(212) 484-4900

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

                At the 2011 Annual Meeting of Stockholders of Travelzoo Inc. held on June 2, 2011, the following actions were taken.

                The following nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following final voting results:

	Votes For	Votes Against
Holger Bartel	12,391,176	1,089,609
Ralph Bartel	12,513,876	966,909
David Ehrlich	13,323,696	157,089
Donovan Neale-May	13,402,480	78,305
Kelly Urso	13,403,950	76,835

                The issuance of common stock which are issuable upon exercise of Christopher Loughlin’s option to purchase shares of the Company’s common stock was approved, based upon the following final voting result:

Votes For	Votes Against	Abstain
13,357,447	117,321	6,017

                The proposal to approve the advisory vote on the compensation of the Company’s named executive officers was approved, based upon the following final voting result:

Votes For	Votes Against	Abstain
12,851,122	624,544	5,119

                 The proposal to hold an advisory vote on executive compensation every year was approved, based upon the following final voting result:

1 Year	2 Year	3 Year	Abstain
13,336,828	10,902	129,182	3,873

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: June 8, 2011	By:	/s/ Wayne Lee
Wayne Lee Chief Financial Officer